                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-3 (File No. 333-22987) of our report dated October 7, 1996 on the combined financial statements of the Mallard Bay Drilling division of Energy Ventures, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and to all references to our Firm included in this Amendment No. 1 to the above-referenced Registration Statement.


                                          ARTHUR ANDERSEN LLP

Houston, Texas

March 26, 1997